UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________
Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): January 31, 2017
Commerce Bancshares, Inc.
(Exact name of registrant as specified in its charter)

Missouri	0-2989	43-0889454
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Walnut,
Kansas City, MO	64106
(Address of principal executive offices)	(Zip Code)

(816) 234-2000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e) On January 31, 2017 the Compensation and Human Resources Committee of the Board of Directors of Commerce Bancshares, Inc. (the Company) approved the base salary for 2017 (effective April 1, 2017) and the payment of cash bonuses to the Company’s CEO and its other named executive officers, as listed in the table below. The cash bonuses include performance-based compensation in accordance with the Company’s Executive Incentive Compensation Plan (EICP). The Committee also approved the grant to those individuals of restricted stock awards and stock appreciation rights under the Company’s 2005 Equity Incentive Plan.

			2016	Restricted	Stock
		2017	Performance-	Stock	Appreciation
		Salary	Based Bonus	Awards	Rights
Executive Officer	Title	$	$	#	#
David W. Kemper	Chairman & CEO	979,475	1,138,700	29,837	36,337
John W. Kemper	President & COO	609,348	523,566	28,924	13,266
Jonathan M. Kemper	Vice Chairman	505,267	381,813	8,665	10,125
Charles G. Kim	Executive Vice President & CFO	463,500	318,600	14,626	6,231
Kevin G. Barth	Executive Vice President	463,500	318,600	14,626	6,231

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMERCE BANCSHARES, INC.
By:	/s/ Jeffery D. Aberdeen
Jeffery D. Aberdeen
Controller (Chief Accounting Officer)
Date: February 6, 2017